Exhibit 10.09

                    ASSET PURCHASE AGREEMENT
                    ------------------------


     THIS ASSET PURCHASE AGREEMENT (the "Agreement"), dated the 17th day of April, 1997, is by and among PR INDUSTRIES, INC., a Minnesota corporation with offices located at 4311 Peavey Road, Chaska, Minnesota 55318 (the "Seller"), STEVEN ROBINS, residing at 9743 Dorset Lane, Eden Prairie, Minnesota 55347, PHILLIP ROBINS, residing at 16611 Canterbury Drive, Minnetonka, Minnesota 55345, (the latter two individuals herein being referred to as "Robins"), EASTCO GLOVE TECHNOLOGIES, INC., a Minnesota corporation with offices at 130 West 10th Street, Huntington Station, New York 11746 (the "Purchaser") and EASTCO INDUSTRIAL SAFETY CORP., a New York corporation with offices at 130 West 10th Street, Huntington Station, New York 11746 ("Eastco").

     WHEREAS, the Seller owns and operates an industrial knitting and knit glove screen coating business located at 4311 Peavey Road, Chaska, Minnesota, and;


     WHEREAS, Robins are the owners of all of the outstanding shares of the common stock of the Seller, and;

     WHEREAS, the Seller desires to sell certain machinery and equipment and inventory, which it owns, to the Purchaser; and

     WHEREAS, the Seller and Robins have agreed to enter into certain restrictive covenant agreements, not to engage in the industrial knitting and knit glove screen coating business and not to disclose the customer lists and trade secrets of such business which said agreements are a condition of this Agreement; and

     WHEREAS, the parties desire to set forth the terms and conditions of this Agreement.

     NOW, THEREFORE, the parties hereto, in consideration of the mutual promises contained herein, hereby agree as follows:


                                  ARTICLE 1
                         SALE AND PURCHASE OF ASSETS
                         ---------------------------

     1.01 The Seller shall sell to the Purchaser all of that machinery and equipment ("Machinery and Equipment") specified on Exhibit "1" annexed hereto and such inventory (the "Inventory") of Seller that Purchaser determines to purchase. Purchase shall make the determination of Inventory that it desires to purchase immediately prior to the closing. The Machinery and Equipment to be purchased and the Inventory are herein referred to as the "Assets".

                                  ARTICLE 2
                                   CLOSING
                                   -------

     2.01 Closing Date and Place. The closing of the transactions contemplated hereunder (the "Closing") shall take place on or about April 17, 1997 (the "Closing Date") at the offices of Hessian, McKasy & Soderberg at 4700 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota at 10:30 a.m. local time (unless such other place is mutually agreed upon).

     2.02 Purchase Price. In consideration of the sale of the Assets to the Purchaser, and in reliance upon the representations, warranties, covenants, and agreements made herein by the Seller and Robins, Eastco shall:

          2.01.01 Satisfy all liens and encumbrances on the Assets in an amount not to exceed $500,000 which shall be paid by Seller to the lien holders on the Closing Date.

          2.02.02 Payment for the Inventory to be purchased shall be based upon the cost of each item or market price, whichever is lower. The determination of Inventory to be purchased at the Closing shall be made solely by Eastco who shall be entitled to purchase all of Seller's inventory, any part of same or no inventory.


                         ARTICLE 3
               SELLER AND ROBINS REPRESENTATIONS AND WARRANTIES
               ------------------------------------------------

     Seller and Robins hereby represent and warrant to Purchaser and Eastco as follows, which representations and warranties are true as of the date hereof, shall be true as of the Closing and which shall survive the Closing:

     3.01 Organization and Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota with full corporate power and authority to own, lease and operate its properties and to carry on its businesses as currently conducted.

     3.02 Affiliated Entities. Except as set forth in Section 3.02 of the Disclosure Schedule, Seller does not own, directly or indirectly, any capital stock or other securities of any corporation, limited liability company, partnership, foreign company or other entity (herein an "Entity"), or has any direct or indirect equity or ownership interest in any Entity. (The Disclosure
Schedule is annexed hereto and is made part of this Agreement.)

     3.03 Capitalization. The authorized capital stock of Seller consists of 2,000 shares of Common Stock, of which 1,000 shares are issued and outstanding as of the date hereof, and are owned as set forth in Section 3.03 of the Disclosure Schedule, free and clear of any lien, security interest, pledge, charge or encumbrance.

     3.04 Authority. Seller has full power and authority to enter into this Agreement and any other document executed and delivered by it in accordance with the terms of this Agreement and to carry out all of its duties and obligations hereunder.

     3.05 No Conflicts. Except as disclosed in Section 3.05 of the Disclosure Schedule, neither the execution and delivery of this Agreement or any other document in accordance with this Agreement, nor the consummation of the transactions provided for herein and therein, nor compliance with any of the provisions hereof or thereof, will (a) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, the loss of a material benefit or the creation of any lien, claim, security interest, charge or encumbrance upon any of the properties or assets of the Seller under any of the terms, conditions or provisions of Seller's certificate of incorporation or by-laws, any note, bond, mortgage, indenture, deed of trust or other financing document, or any license, permit, lease or other agreement, instrument or obligation to which the Seller is a party, or by which it is bound or any of its properties or assets may be subject, or (b) violate any judgment, ruling, order, writ, injunction or decree in effect as of the date hereof or any statute, rule or regulation applicable to the Seller or any of its assets.

     3.06 Liabilities. Except as disclosed in Section 3.06 of the Disclosure Schedule, the Seller does not have any liabilities or obligations due or to become due, whether absolute, accrued, contingent or otherwise, and there are no claims or causes of action (including those relating to employee benefit plans, as defined in Section 3(3) of ERISA, presently maintained or formerly maintained by the Seller), that have been or are likely to be asserted against the Seller, except for normal and recurring current liabilities incurred in the ordinary and usual course of business of the Seller consistent with past practices (the "Ordinary Course") and except for such other liabilities and obligations as are not, in the aggregate, likely to have an adverse effect. Seller shall not be rendered insolvent as a result of this transaction. Section
3.06 of the Disclosure Schedule sets forth a schedule of all of the liabilities of the Seller as of the date hereof. Purchaser shall not be obligated for any taxes of any type, sales taxes or the claim of any creditor of Seller, Robins or anyone else as a result of this transaction.

     3.07 Compliance with Laws. To the best of Seller's and Robins' knowledge after due inquiry, except as Disclosed in Section 3.07 of the Disclosure Schedule, the Seller has previously conducted and is currently conducting its business in compliance with all applicable laws, rules, regulations and requirements of each jurisdiction in which any such business is carried on, except for failures to comply which individually or in the aggregate have not had and are not reasonably likely to have an adverse effect. No changes would be required in the processes, properties, practices or procedures of the Seller in order to comply with such laws, rules, regulations and requirements, and the Seller and Robins have not received any notice or communication of any non-compliance with such laws, rules, regulations and requirements that has not been cured.

     3.08 Assets and Title to Properties. Except as set forth in Section 3.08 of the Disclosure Schedule, Seller has good and marketable title to or a valid, binding and enforceable leasehold interest in all of its respective properties and assets, real, personal and mixed, tangible and intangible, including the Assets, free and clear of all mortgages, liens, claims, pledges, charges, encumbrances or title defects of a material nature and which are in good usable condition. No past or present creditor of Seller or Protective Knitting Inc.
or Robins shall have any claim against the Assets or the Purchaser or Eastco with respect to the sale of the Assets to the Purchaser. The Assets shall be delivered to the Purchaser in good working and operating condition, free of any defects and the inventory in good saleable condition and are all located at 4311 Peavey Road, Chaska, Minnesota. Seller has not been known by any other name during the last five years other than PR Industries Inc.

     3.09 Litigation and Proceedings. Except as set forth in Section 3.09 of the Disclosure Schedule, (a) no claim, action, suit, arbitration, proceeding or governmental investigation or inquiry is pending or is threatened against or affecting the Seller or its respective assets, and (b) no claim, action, suit, arbitration proceeding or governmental investigation or inquiry has had or is reasonably likely to have a Material Adverse Effect. As used herein, "Material Adverse Effect" means a material adverse effect on the business condition, financial or otherwise, results of operations or prospects of Seller taken as a whole. The Seller and Robins are not a party to or is it bound by any order, judgment, decree, injunction or ruling of any court or any governmental or administrative department, commission, agency or instrumentality, any arbitrator or any other Person that has had or is reasonably likely to have a Material Adverse Effect. Protective Knitting, Inc. ("PKI") and Seller are in compliance with the agreement dated July 18, 1996 among Bettcher Industries, Inc., PKI and Seller, and have violated none of its terms.

     3.10 Interested Transactions. Except as set forth in Section 3.10 of the Disclosure Schedule, no director or officer of the Seller and no shareholder therein (a) owns, directly or indirectly, any interest in, or is a director, officer, substantial stockholder or employee of, or consultant to, any competitor, lessor, sublessee, supplier, customer or distributor of the Seller or is in any other way associated with or involved in any businesses conducted by the Seller other than in such capacity as a director, officer or shareholder of the Seller, (b) owns, directly or indirectly, in whole or in part, any property, asset or right, tangible or intangible, which is associated with any property, asset or right owned by the Seller or which the Seller is presently operating or using or the use of which is presently contemplated for their business, or (c) is an official or employee of, or is otherwise connected with, any labor organization having dealings with the Seller.

     3.11 Brokers and Finders. Neither the Seller, nor any of Seller's officers, directors, shareholders or employees has employed any broker, finder or financial advisor or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees, and no other broker or finder has acted for Seller, directly or indirectly, in connection with this Agreement or the transactions provided for herein.

     3.12 No Misleading Statement, Omission or Other Information. To the best of Seller's and Robins' knowledge after due inquiry, there is no material fact relevant to the assets, liabilities, business or future business prospects of the Seller, which has not been set forth or described in this Agreement or the Disclosure Schedule, the nondisclosure of which would have an adverse effect on the Seller's business or could result in liability to the Purchaser. None of the information included in this Agreement and the Disclosure Schedule or other documents furnished or to be furnished by the Seller and Robins contains any untrue statement of a material nature or is misleading an any material resect or omits to state any material fact necessary in order to make any of the statements herein or therein not material misleading.


                         ARTICLE 4
           EASTCO's and PURCHASER'S REPRESENTATIONS AND WARRANTIES
           -------------------------------------------------------

     Eastco and Purchaser hereby represents and warrants to Seller as follows, which representations and warranties are true as of the date hereof, shall be true as of the Closing and which shall survive the Closing:

     4.01 Organization and Authority. Eastco is a corporation duly organized, validly existing and in good standing under the laws of the State of New York with full power and authority to own, lease and operate its property and to carry on its business as now being conducted. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota with full power and authority to own, lease and operate its property and to carry on its business as now being conducted.

     4.02 Authorization. Eastco and Purchaser have full corporate power and authority to enter into this Agreement and to carry out their obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by the Board of Directors of the Purchaser and Eastco, and no other corporate proceedings on the part of Eastco and Purchaser is necessary to authorize this Agreement and the transactions provided for herein. This Agreement has been duly executed and delivered by Eastco and Purchaser and is a legal, valid and binding obligation of the Purchaser, enforceable against Eastco and Purchaser in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

     4.03 No Violations. Neither the execution and delivery of this Agreement by Eastco and Purchaser, nor the consummation of the transactions provided for herein, nor compliance by Eastco and Purchaser with any of the provisions hereof will (a) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any lien, claim, security interest, charge or encumbrance upon any of the properties or assets of Eastco and Purchaser, under any of the terms, conditions or provisions of (1) their certificate of incorporation or by-laws, (2) any note, bond, mortgage, indenture, deed of trust or other financing document, or (3) any license, permit, lease, agreement or other instrument or obligation to which Eastco and Purchaser is a party, or by which either of them is bound or any of their properties or assets may be subject, or (b) violate any judgment, ruling, order, writ, injunction or decree in effect as of the date hereof or any statute, rule or regulation, applicable to Eastco and Purchaser or any of their assets.

     4.05 Brokers and Finders. Neither the Purchaser nor Eastco nor any of Purchaser's or Eastco's officers, directors, shareholders or employees has employed any broker, finder or financial advisor or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees, and no other broker or finder has acted for Eastco or Purchaser, directly or indirectly, in connection with this Agreement or the transactions provided for herein.


                                  ARTICLE 5
                     CONDITIONS PRECEDENT TO THE CLOSING
                     -----------------------------------

     5.01 Conditions to Obligations of the Seller. The obligation of the Seller to effect the Closing shall be subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions:

          5.01.01 Representations and Warranties of Purchaser and Eastco. The representations and warranties of Purchaser and Eastco set forth in Article 4 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made at and as of the Closing, except as otherwise contemplated in this Agreement, and the Seller shall have received a Purchaser and Eastco Closing Certificate to that effect. As used herein, "Purchaser and Eastco Closing Certificate" means a certificate in form and substance reasonably satisfactory to Seller, dated the Closing Date, and signed by the Purchaser and Eastco.

          5.01.02 Purchaser's Deliveries. At Closing there shall be delivered to Seller the following:

                    (a) employment contract with Steven Robins duly executed in the form annexed hereto as Exhibit "2";

                    (b) employment and consulting agreement with Phillip Robins in the form annexed hereto as Exhibit "3";

                    (c) Stock Exchange Agreement between Purchaser, Eastco and Steven Robins and Phillip Robins in the form annexed hereto as Exhibit "4";

                    (d) non-compete agreement with Steven Robins in the form annexed hereto as Exhibit "5";

                    (e) non-compete agreement with Phillip Robins in the form annexed hereto as Exhibit "6";

                    (f) non-compete agreement with Seller in the form annexed hereto as Exhibit "7";

                    (g) lease between Purchaser and Seller in the form annexed hereto as Exhibit "8".

                    (h) certified resolutions of the Purchaser and Eastco authorizing the execution, delivery and consummation by Purchaser and Eastco, respectively, of this Agreement.

          5.01.05 Opinion of Purchaser's Counsel. At the Closing, Seller shall receive a signed opinion of Purchaser's Counsel, dated the Closing Date and in the form of Exhibit "9" hereto.

     5.02 Conditions to Obligations of Purchaser and Eastco. The obligations of Purchaser and Eastco to effect the Closing shall be subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions:

          5.02.01 Representations and Warranties. The representations and warranties of Seller and Robins set forth in Article 3 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as though made at and as of the Closing Date, except as otherwise contemplated in this Agreement, and Purchaser shall have received a Seller Closing Certificate to that effect. As used herein, "Seller Closing Certificate" means a certificate in form and substance reasonably satisfactory to Purchaser, dated the Closing Date.

          5.02.02 Satisfaction of All Outstanding Liens and Encumbrances. At the Closing, and subject to Section 2.02.01 the Seller and Robins shall have arranged for all liens and encumbrances on the Assets to be paid in full and to pay all accounts payable of Seller.

          5.02.03 Seller's Deliveries. At Closing there shall be delivered to Purchaser the following:

                    (a)  certificate of good standing of Seller;

                    (b) Certified copies of the certificate of incorporation and by-laws of the Seller;

                    (c) employment contract with Steven Robins duly executed in the form annexed hereto as Exhibit "2";

                    (d) employment and consulting agreement with Phillip Robins in the form annexed hereto as Exhibit "3";

                    (e) stock exchange agreement between Purchaser, Eastco and Steven Robins and Phillip Robins in the form annexed hereto as Exhibit "4";

                    (f) non-compete agreement with Steven Robins in the form annexed hereto as Exhibit "5";

                    (g) non-compete agreement with Phillip Robins in the form annexed hereto as Exhibit "6";

                    (h) non-compete agreement with Seller in the form annexed hereto as Exhibit "7";

                    (i) lease between Purchaser and Seller in the form annexed hereto as Exhibit "8";

                    (j) An Environmental Assessment Report which is satisfactory to the Purchaser;

                    (k) certified resolutions of the shareholders and Board of Directors of the Seller, duly authorizing the execution, delivery and consummation of this Agreement;

                    (l)  bill of sale for the Assets.

          5.02.04 Opinion of Seller's General Counsel. At the Closing, Purchaser shall receive a signed opinion of Seller's General Counsel, dated the Closing Date and in the form of Exhibit "10" hereto.


                                  ARTICLE 6
                               INDEMNIFICATION
                               ---------------
     6.01 Indemnification of Purchaser and Eastco. After the Closing, and for a period of twenty-four (24) months, the Seller shall indemnify and hold the Purchaser and Eastco harmless against, and reimburse the Purchaser and Eastco for, any actual damage, claim, loss, cost or expense incurred by the Purchaser and Eastco (including reasonable attorney's fees up to $20,000 with respect to

(i) and (ii) below and $50,000 with respect to (iii) below) resulting from (a) any breach of the representations, warranties, covenants or obligations of the Seller or Robins in this Agreement, (b) any misrepresentation in, or omission, from, this Agreement, the Disclosure Schedule and any information, certificate, license, report, or other instrument furnished to the Purchaser and Eastco pursuant to this Agreement. No attorney's fees will be reimbursed if: (a) an insurance policy owned by the Purchaser or Eastco or anyone else covers the cost of any claim under this section; or (b) the claim does not concern any other third party. The Purchaser or Eastco shall consult with Seller or Robins on a claim prior to settlement of any such claim; however, the final decision-making authority in any such matter shall rest solely with the Purchaser or Eastco.
In the event that Seller should cease operations of file for bankruptcy protection, as long as these events were not related to or caused by any obligation under this Agreement, and only under these conditions, then Robins shall assume Seller's obligation of indemnification under this section for the remaining balance of the twenty-four (24) months from the date of Closing. An offset shall be authorized against any agreement to which Purchaser or Eastco and Seller or Robins is a party, if the offset applies to (i) an account payable due by Seller; or (ii) taxes owed by Seller; or (iii) potential lawsuits with respect to the Bettcher settlement referred to in Section 3.12 of the Disclosure Schedule that accrue prior to the date of this Agreement; and provided that notice of a claim for accounts payable, taxes, or a matter referred to in
Section 3.12 of the Disclosure Schedule (1) is applicable to Seller, (2) Purchaser or Eastco or Seller or Robins is given notice of such claim for accounts payable, taxes, or a matter referred to in Section 3.12 of the Disclosure Schedule during the 24 month period following the date of Closing by the claimant, (3) Purchaser or Eastco promptly gives notice to Seller or Robins of such claim, and (4) Seller or Robins does not resolve such claim to Purchaser's or Eastco's satisfaction within thirty days thereafter. Otherwise, an offset shall not be allowed against any agreement to which Purchaser or Eastco and Seller or Robins is a party unless Purchaser or Eastco procures a judgment against Seller or Robins for the amount to be offset.

     6.02 Indemnification of Seller. After the Closing, the Purchaser and Eastco shall indemnify and hold the Seller and Robins harmless against, and reimburse the Seller and Robins for any actual damage, claim, loss, cost or expense incurred by the Seller and Robins (including reasonable attorney's fees) resulting from any breach of the representations, warranties, covenants or obligations of the Purchaser and Eastco in this Agreement.

                                  ARTICLE 7
                           MISCELLANEOUS PROVISIONS
                          -------------------------

     7.01 Disclosure of Information. Both Purchaser and Eastco recognize and acknowledge that Seller shall continue in the business of manufacturing and selling knit retail liners, knit clean gloves, knit conductive gloves, knit coating shells, cut and sewn liners, waterproof breathable products of all types, dipped gloves of all types and other gloves manufactured for the sale to the consumer trade and that Seller and Purchaser will be conducting their respective businesses in the same building. As a result, Purchaser and Eastco, their employees, agents, and officers will come in contact with Seller's method of doing business and its confidential information during the negotiation of this Agreement. Therefore, with respect to Seller's remaining business (not being sold to Purchaser), Purchaser and Eastco recognize and acknowledge that Seller's trade secrets, customer lists and other proprietary secret or confidential information as such secret lists and information exist now and from time to time are valuable, special and unique assets of Seller and invaluable to its business. Purchaser, Eastco, their employees, agents and officers will not at any time disclose such confidential information to any person for any reason; nor shall any such person make use of any confidential information for his own purposes or for the benefit of any person including both Purchaser and Eastco under any circumstances at any time in the future.


     7.02 Covenants of Purchaser and Eastco. Purchaser and Eastco will respect the secrecy of Seller's proprietary waterproof breathable technology and will not, directly or indirectly, alone or together or with any other person or persons, at any time for a period of five (5) years after the disengagement of the shared operations:

     A. Own, manage, operate, or participate in the ownership, management, or operation or divulge or otherwise cooperate or assist others to obtain information or become a representative of any company or person, who or which designs, manufactures, sells, markets, distributes or otherwise deals in or with waterproof breathable products as developed and produced by Seller including breathable dipped three dimensional products of all types made from copoly ether ester elastomers or polyurethane or similar materials or deal in or with the technology for the manufacture of waterproof breathable three dimensional inserts, membranes, or products;

     B. Attempt to induce any customer who purchases the foregoing products from Seller for the aforesaid five (5) year period to purchase or otherwise acquire any competing aforementioned product from any person other than Seller or to cease purchasing such products from Seller or to curtail its purchases from Seller or to reduce, rescind or postpone any purchase order at any time given to Seller; or

     C. Attempt to induce any officer, employee, consultant, agent, independent contractor, distributor, salesperson or representative of Seller to terminate his, her, or its relationship with Seller or simultaneously represent any competitor of Seller or to compete with Seller.

     7.03 Equitable Remedies. Notwithstanding paragraph 7.11 of this Agreement, Purchaser and Eastco acknowledge any breach of paragraph 7.01 or 7.02 of this Agreement could result in substantial and irreparable damages to Seller and that the amount of damages would be difficult, if not impossible, to calculate in monetary terms. Therefore, Purchaser and Eastco agree that in the event of any such breach or a threatened breach of paragraph 7.01 or 7.02 of this Agreement, Seller may seek and obtain a preliminary, temporary or permanent injunction, restraining order or other relief in equity. Seller's right to injunctive or other relief in equity shall be in addition to all other rights and remedies Seller may otherwise have at law, in equity or otherwise, in the event of any breach or threatened breach against the guilty person. Seller's right to injunctive or other relief in equity may be exercised at its option, prior or subsequent to or contemporaneous with or in lieu of any rights or remedies Seller may have by reason of a breach of paragraph 7.01 or 7.02 of this Agreement

     7.04 Notices. All notices required or permitted to be given under this Agreement shall be in writing and may be given by certified or registered mail, postage prepaid or by delivery through Federal Express or any other private courier service with a copy faxed at the same time. Such notices shall be mailed and faxed to the following addresses and facsimile numbers:

          If to Eastco or the Purchaser, to:
               Mr. Arthur Wasserspring
               Eastco Industrial Safety Corp.
               130 West 10th Street
               Huntington Station, New York 11746
               Facsimile: (516) 427-1840
          with a copy to:

               Mr. Herbert W. Solomon
               Hollenberg Levin Solomon Ross Belsky and Daniels, LLP 585 Stewart Avenue, Suite 700
               Garden City, NY 11530
               Facsimile: (516) 745-6642

          If to Seller, to:

               PR Industries, Inc.
               4311 Peavey Road
               Chaska, Minnesota 55318
               Facsimile: (612) 448-2873

          with copies to:

               Manly Zimmerman, Esq.
               Zimmerman & Bix Ltd., Suite 400
               514 Nicollet Mall
               Minneapolis, MN 55408
               Facsimile: (612) 333-5005

          If to Robins, to:

               Steven Robins
               PR Industries, Inc.
               4311 Peavey Road
               Chaska, Minnesota 55318
               Facsimile: (612) 448-2873

                    and

               Phillip Robins
               PR Industries, Inc.
               4311 Peavey Road

               Chaska, Minnesota 55318
               Facsimile: (612) 448-2873

Notices shall be effective (a) if mailed with the proper postage prepaid, three Business Days after the date of mailing, (b) if delivery by private courier, on the date of delivery, and after each of the foregoing by facsimile.

     7.05 Governing Law. The validity and effectiveness of this Agreement shall be governed by and construed accordance with the internal laws of the State of New York, without giving effect to the provisions, policies or principles of any state law relating to choice or conflict of laws.

     7.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

     7.07 Counterparts. This Agreement may be executed in one or more counterparts, each of which may bear the signatures of less than all the parties, but all of which together shall constitute one agreement.

     7.08 Entire Agreement. This Agreement, together with the Exhibits hereto, and the Disclosure Schedule constitutes the entire agreement among the parties with respect to the subject matter of this Agreement, and no Party shall be bound by any communications between or among any of them on the subject matter hereof unless in writing. Any prior agreements between the Seller, Robins and the Purchaser are hereby terminated.

     7.09 Severability. The parties agree that if any term or provision of this Agreement contravenes or is invalid under any federal, state or local law, court decision, rule, ordinance or regulation, this Agreement shall, as to the jurisdiction in which such legal authority is promulgated or rendered, be construed as if it did not contain the offending term or provision, and the remaining provisions of this Agreement shall not be affected thereby; provided, however, that if the removal of such offending term or provision materially alters the burdens or benefits of any of the parties under this Agreement, the parties agree to negotiate in good faith such modifications to this Agreement as are appropriate to insure that the burdens and benefits of each Party under such modified Agreement are reasonably comparable to the burdens and benefits originally contemplated and expected.

     7.10 Captions. The captions herein are inserted for convenience of reference only and shall not affect the construction of this Agreement.

     7.11 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Association"). Any claim brought by Seller or Robins shall be settled by the Association at its offices in Nassau County, New York; any claim brought by Purchaser or Eastco shall be settled by the Association at its offices in Minneapolis, Minnesota. A judgment upon the award rendered by the Arbitrators may be entered in any court having jurisdiction thereof.

     7.12 Expenses. Except as otherwise provided herein, the parties hereto shall be responsible for their own costs and expenses with respect to the transactions contemplated hereby, including but not limited to legal fees.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, all on the date first written above.


                              PR INDUSTRIES INC.

                              By: /s/ PHILLIP ROBINS
                                  ------------------
                                   PHILLIP ROBINS

                              EASTCO GLOVE TECHNOLOGIES, INC.

                              By: /s/ LAWRENCE DENSEN
                                  -------------------
                                   LAWRENCE DENSEN

                              EASTCO INDUSTRIAL SAFETY CORP.

                              By: /s/ LAWRENCE DENSEN
                                  -------------------
                                   LAWRENCE DENSEN

                              /s/ PHILLIP ROBINS
                              ------------------
                              PHILLIP ROBINS

                              /s/ STEVEN ROBINS
                                  ------------------
                                   STEVEN ROBINS